SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2011 (January 4, 2011)

NETWORK 1 FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14753	11-3423157
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)

2 Bridge Avenue, 4th Floor	07701
Red Bank, NJ	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 758-9001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

                Network 1 Financial Group, Inc. (formerly known as International Smart Sourcing, Inc.), a Delaware corporation (the “Company”) acknowledges that this Current Report on Form 8-K as well as other filings with the Securities and Exchange Commission (“SEC”) and the Company’s releases issued to the public contain various statements relating to future results, including certain projections and business trends. These statements constitute “Forward-Looking Statements.”

                Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, future events or performance and underlying assumptions and other statements that are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will be achieved or accomplished. Certain risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this Current Report and in other disclosures. Finally, the Company’s future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in the Company’s other filings with the SEC. Actual results may differ materially from those expressed or implied by forward-looking statements.

Item 3.02    Unregistered Sale of Equity Securities

On January 4, 2011, as disclosed in Item 5.02, below, Network 1 Financial Group, Inc. (the “Company”) issued 6.2 million shares of $0.001 par value Company common stock to Damon Testaverde in connection with his appointment as the Company’s President.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2011, William Hunt, Jr. resigned his position as President of the Company.

On January 4, 2011, the Company appointed William Hunt, Jr. Secretary of the Company.  No arrangements or understandings exist between Mr. Hunt and any other person pursuant to which he was appointed as the Company’s Secretary.

Since June 2009 and the consummation of the reverse merger with International Smart Sourcing, Inc., Mr. William Hunt has served as the President, Chief Operating Officer and a director of the Company. Since March 1988, Mr. William Hunt has served as President and Chief Operating Officer of the Company’s subsidiary,  Network 1 Financial Securities, Inc. (the “Subsidiary Company”).  In 1993, he was also appointed Chief Financial Officer of the Subsidiary Company. From September 2000 to November 2008, he served as Vice President of Network 1 Financial Advisors, Inc, (“Network Advisors”) and in November 2008 he was appointed President of Network Advisors.  Since May 1998, he has served as Vice President and Chief Financial Officer of Network 1 Financial Assurance, Inc.  Mr. Hunt is currently a FINRA Registered Representative, and has an insurance and real estate license in New Jersey.  He received his BS in Business Administration from Trenton State College, now known as The College of New Jersey.

On January 4, 2011, Richard W. Hunt resigned his position as CEO of the Company.  He will remain as Chairman concentrating on Business Development.

Richard W. Hunt was appointed Chief Executive Officer, Vice-President and Chairman of the Board of Directors of the Company following the consummation on the Reverse Merger on June 9, 2009.  Since March 1988, Mr. Richard Hunt has served as Chief Executive Officer, Secretary and Chairman of the Board of Directors of the Subsidiary Company.  Mr. Hunt is currently a FINRA Registered Representative.  Since May 1998, Mr. Richard Hunt has served as a director of Network 1 Financial Assurance, Inc. which acts as an agent providing life and health insurance products for certain clients on behalf of the Company, and since September 2000, he has served as director of Network Advisors, which provides advisory services and the in-house management of the Subsidiary Company’s client accounts.  Mr. Hunt also served as President of Network  Advisors between September 2000 and November 2008.  Mr. Hunt received his BA in Liberal Arts, with emphasis in Human Resources, from Trenton State College, now known as The College of New Jersey.

On January 4, 2011, Damon Testaverde resigned his position as Secretary of the Company.

On January 4, 2011, the Company appointed Damon Testaverde President of the Company.  In connection with this appointment, Mr. Testaverde was issued 6.2 million shares of the Company’s $0.001 par value common stock.

The Company now has 38,635,057 shares of common stock outstanding.  Mr. Testaverde now owns or controls 9,523,653 shares of the Company’s common stock, constituting 24.65% of the outstanding shares.

Mr. Testaverde was appointed Secretary and a director of the Company following the consummation of the Reverse Merger on June 9, 2009.  Since July 1994, Mr. Testaverde has been the managing Director of the Subsidiary Company.  From May 1991 until June 1995, Mr. Testaverde served as President and Chief Executive officer of TekInsight. From 1989 to March 1991, Mr. Testaverde served as the principal stockholder of R.H. Damon & Company, Inc. a full service securities broker-dealer. From 1980 to 1986, he served in the capacity of President of S.D. Cohn & Co., Inc., a full service securities broker-dealer. He is currently a FINRA Registered Representative. He received his B.A. in Accounting from Pace University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2011

NETWORK 1 FINANCIAL GROUP, INC.

By /s/ Damon Testaverde
Damon Testaverde
President